Exhibit 10.1

CONTACTS
--------
Robin Smith
CEO
Tel: (631) 574-4955
Fax: (631) 574-4956
E-mail: rsmith@neostem.com

                              FOR IMMEDIATE RELEASE

                    PHASE III MEDICAL ANNOUNCES COMPLETION OF

                           NEW FINANCING OF $2 MILLION

                                      - - -

 Funds to Expand Operations of NeoStem--A Newly Acquired Adult Stem Cell Company


MELVILLE, N.Y., June 12, 2006 - Phase III Medical, Inc. ("Phase III") (OTCBB:
PHSM), today announced that it has completed a financing in the amount of $2,079,000. The money was raised to further develop the IP and market its new business, NeoStem, Inc. ("NeoStem"), an adult stem cell collection, processing and storage business which earlier in the year was acquired by Phase III Medical, Inc.

On June 2, 2006, Phase III Medical, Inc. (the "Company") entered into a Securities Purchase Agreement with 17 accredited investors. Pursuant to the Securities Purchase Agreement, the Company issued to each Investor shares of its common stock, par value $.001 per share (the "Common Stock"), at a per share price of $0.044, along with a five-year warrant to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock purchased by the Investor. The gross proceeds from the sale were $2,079,000 with the principal investors being Duncan Capital Partners LLC and Meyer Ventures LLC.

Robin Smith, Chairman and CEO of Phase III Medical, Inc., said, "With this financing, NeoStem will be positioned for the growth needed to enable adults to store their stem cells for the future so they are available for diagnostic and therapeutic uses that are being developed for the treatment of diabetes, heart disease, and other critical health problems.

Michael Crow, President of DC Associates LLC, whose fund was the principal investor, said, "With the additional funds, Phase III will be equipped to expand NeoStem and build upon its IP to be first movers in adult stem cell storage for future therapeutic treatments."

On June 2, 2006, the Company issued an aggregate of 47,249,992 shares of Common Stock to Investors pursuant to the Securities Purchase Agreement and also issued to each Investor, in addition to the shares of Common Stock, five-year warrants to purchase up to an aggregate of 23,624,991 shares of Common shares of Common Stock, at an exercise price of $0.08 per share. In addition, the Company issued an aggregate of 3,799,821 shares to certain officers of the Company for conversion of an aggregate of $278,653.55 of accrued salary (less adjustments for applicable payroll and withholding taxes), pursuant to the terms of the Securities Purchase Agreement. The securities were not registered under the Securities Act of 1933.


About Phase III Medical, Inc.
Phase III Medical, Inc. (OTCBB: PHSM), a Delaware corporation, is an innovative, publicly traded company that, through the acquisition of NeoStem, is positioned to become a leader in the adult stem cell field and to capitalize on the increasing importance the Company believes adult stem cells will play in the future of regenerative medicine. The management and Board of Directors and Advisors of Phase III collectively have substantial experience in life science marketing, business management, and financial expertise, as well as significant technical, medical and scientific experience.


                                     ######

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company's ability to develop the adult stem cell business, the future of regenerative medicine and the role of adult stem cells in that future, the future use of adult stem cells as a treatment option and the potential revenue growth of NeoStem's business. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Phase III Medical, Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company' s ability to enter the adult stem cell arena and future operating results are dependent upon many factors, including but not limited to (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control;(iv) scientific and medical developments beyond the Company's control and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings."